EXHIBIT 11

                  IMPERIAL HOLLY CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF INCOME PER COMMON SHARE
                                  (UNAUDITED)

                                           Three Months     Nine Months
                                              Ended            Ended
                                           December 31      December 31
                                               1994            1994
                                           ------------    -------------
                                             (In Thousands of Dollars)
NET INCOME (LOSS) FOR PRIMARY AND
  FULLY DILUTED COMPUTATION:
    As reported                                $   107           $  (37)
    Adjustments - none                               -                -
                                            ----------       ----------
    As adjusted                                $   107           $  (37)
                                            ==========       ==========
PRIMARY EARNINGS (LOSS) PER SHARE:
    Weighted average shares of common
      stock outstanding                     10,268,278       10,262,337
    Incremental shares issuable from
      assumed exercise of stock options
      under the treasury stock method           30,068           31,325
                                            ----------       ----------
    Weighted average shares of common
      stock outstanding, as adjusted        10,298,346       10,293,662
                                            ==========       ==========

    Primary earnings (loss) per share           $ 0.01                -
                                            ==========       ==========

FULLY DILUTED EARNINGS (LOSS) PER SHARE:
    Weighted average shares of common
      stock outstanding                     10,268,278       10,262,337
    Incremental shares issuable from
      assumed exercise of stock options
      under the treasury stock method           30,068           31,325
                                            ----------       ----------
    Weighted average shares of common
      stock outstanding, as adjusted        10,298,346       10,293,662
                                            ==========       ==========

    Fully diluted earnings (loss)
      per share                                 $ 0.01                -
                                            ==========       ==========

This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K; the amount of dilution illustrated in this calculation is not required to be disclosed pursuant to paragraph 14 of Accounting Principles Board Opinion No. 15.